EXHIBIT 5.1


                  Jefferson Smurfit Corporation
                      8182 Maryland Avenue
                      St. Louis, MO  63105



July 24, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Registration Statement on Form S-8
               Jefferson Smurfit Corporation 1992
               Stock Option Plan

Ladies and Gentlemen:

     I am General Counsel of Jefferson Smurfit Corporation, a Delaware corporation (the "Company"), and I have represented the Company in connection with the Jefferson Smurfit Corporation 1992 Stock Option Plan, as amended (the "Plan") described in the Registration Statement on Form S-8 of Jefferson Smurfit Corporation (together with all exhibits thereto, the "Registration Statement"), filed with the Securities and Exchange Commission on July 24, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 5,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

     This opinion is delivered in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act.

     In connection with this opinion, I have examined (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company as currently in effect; (iii) the Bylaws of the Company as currently in effect; (iv) resolutions of the Board of Directors of the Company relating to the authorization of the Plan and the filing of the Registration Statement; (v) a specimen certificate representing the Common Stock; and (vi) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, and others.

     Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock to be issued upon the exercise of options pursuant to the terms of the Plan have been duly and validly authorized and, when certificates representing the shares have been duly executed and delivered pursuant to the terms of the Plan, such shares will be duly and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinions as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ M. E. Tierney

                              Michael E. Tierney
                              Vice President, General Counsel
                              and Secretary